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                                                  Exhibit 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of The Advest Group, Inc. on Form S-8 (File No. 2-92868) of our report dated October 22, 1992, on our audit of the consolidated financial statements and financial statement schedules of The Advest Group, Inc. as of September 30, 1992, and for the year then ended, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts."

                                                  Coopers & Lybrand


Hartford, Connecticut
September 29, 1993